FOR IMMEDIATE RELEASE

RICK’S CABARET INTERNATIONAL, INC.  SUBSIDIARY PURCHASES TWO REAL ESTATE PARCELS IN DALLAS-FT. WORTH MARKET

HOUSTON – (January 17, 2012) – Rick’s Cabaret International, Inc. (NASDAQ:RICK), through its wholly owned subsidiary, RCI Holdings, Inc., has purchased two real estate parcels in Dallas and Ft. Worth.

The company paid a total of $5.5 million for the two parcels, paying $2 million in cash and the remaining $3.5 million financed by the seller through a 10 year note at an interest rate of eight percent.

The first property is at 12325 Calloway Cemetery Road in Fort Worth and includes the building where the company’s Cabaret East adult nightclub is located. The second property is at 2151 Manana Drive in Dallas and is home to a separately owned gentlemen’s club, Jaguar’s Gold Club, which will become a rental tenant of Rick’s Cabaret.

“This is a great investment for us in a vibrant market that has the end result of lowering our monthly cash outlay, since we no longer will be paying rent for Cabaret East and we will be collecting rent on the property currently occupied by Jaguars,” said Eric Langan, President and CEO of Rick’s Cabaret.  “The acquisitions expand our holdings in a great region and will give us a very nice return on investment from day one.”

Subsidiaries of Rick’s Cabaret currently own and operate eight properties in the Dallas/Ft. Worth Metroplex.  The company has 23 adult nightclubs nationwide.

About Rick’s Cabaret: Rick’s Cabaret International, Inc. (NASDAQ: RICK) is home to upscale adult nightclubs serving primarily businessmen and professionals that offer live entertainment, dining and bar operations. Nightclubs in New York City, Miami, Philadelphia, New Orleans, Charlotte, Dallas, Houston, Minneapolis and other cities operate under the names "Rick's Cabaret," "XTC," “Club Onyx” and “Tootsie’s Cabaret”. Sexual contact is not permitted at these locations. Rick’s Cabaret also operates a media division, ED Publications, and owns the adult Internet membership Website couplestouch.com as well as a network of online adult auction sites under the flagship URL naughtybids.com. Rick’s Cabaret common stock is traded on NASDAQ under the symbol RICK. For further information contact ir@ricks.com.

Forward-looking Statements: Certain statements contained in this release regarding Rick's Cabaret future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Where possible, the words "believe," "expect," "anticipate," "intent," "would," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to the company or its management have been used to identify such forward-looking statements.  All forward-looking statements reflect only current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to the company.   Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the company‘s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.  Such risks, uncertainties and contingencies include, but are not limited to, risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where the company operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) the operational and financial results of the company's adult nightclubs, (v) conditions relevant to real estate transactions, (vi) the loss of key personnel, and (vii) laws governing the operation of adult entertainment businesses.  Additional factors that could cause the company’s results to differ materially from those described in the forward-looking statements are described in forms filed with the SEC from time to time and available at www.ricksinvestor.com or on the SEC's internet website at www.sec.gov.  Unless required by law, Rick's Cabaret does not undertake any obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:  Allan Priaulx, 212-338-0050, allan@ricks.com